EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Incorporated or Organized Under Laws of

United States:
American Flange & Manufacturing Co. Inc.	Delaware
Recorr Realty Corp.	Delaware
Greif Packaging LLC	Delaware
Greif Receivables Funding LLC	Delaware
Soterra LLC	Delaware
Tainer Transportation, Inc.	Delaware
Greif USA LLC	Delaware
STA Timber LLC	Delaware
Greif Delaware Holdings, LLC	Delaware
Olympic Oil, Ltd.	Illinois
Trilla Steel Drum Corporation	Illinois
Trilla-St. Louis Corporation	Illinois
Delta Petroleum Company Inc.	Louisiana
Greif Nevada Holdings, Inc.	Nevada
Greif U.S. Holdings, Inc.	Nevada

International:
Greif Algeria Spa (66%)	Algeria
Lametal del Norte S.A.	Argentina
Greif Argentina S.A.	Argentina
Tri-Sure Closures Australia Pty. Ltd.	Australia
Greif Asia Pacific Investments Pty. Limited	Australia
Van Leer South East Asia Limited Partnership	Australia
Van Leer (SEA) Services Pty Ltd.	Australia
Austro Fass Vertriebs GmbH (51%)	Austria
Greif Coordination Center BVBA	Belgium
Bruges Finance Consulting BVBA	Belgium
Greif Packaging Belgium NV (99%)	Belgium
Greif Belgium BVBA	Belgium
Greif Insurance Company Limited	Bermuda
Greif Brasil Participacoes Ltda.	Brazil
Greif Embalagens Industriais do Amazonas Ltda	Brazil
Greif Embalagens Industriais do Brasil Ltda	Brazil
Cimplast Embalagens Importacao, Exportacao E. Comercio S.A.	Brazil
Greif Bros. Canada Inc.	Canada
Vulsay Industries Ltd.	Canada
Greif Chile S.A.	Chile
Greif (Shanghai) Packaging Co. Ltd.	China

Name of Subsidiary	Incorporated or Organized Under Laws of
Greif (Shanghai) Commercial Co. LTD	China
Greif (Tianjin) Packaging Co., LTD	China
Greif (Ningbo) Packaging Co., Ltd.	China
Qingdao Drum Seal Co. Ltd.	China
Greif (Taicang) Packaging Co Ltd	China
Greif Packaging (Huizhou) Co. Ltd.	China
Greif-Trisure (Shanghai) New Packaging Containers Co., Ltd.	China
Greif (Zhuhai) Packaging Co., Ltd.	China
Greif China Holding Co. Ltd. (Hong Kong)	China
Greif Colombia S.A.	Colombia
Greif Costa Rica S.A.	Costa Rica
Blagden Packaging Adria d.o.o	Croatia
Greif Czech Republik Holding a.r.o.	Czech Republic
Greif Czech Republic a.s.	Czech Republic
Greif Denmark A/S	Denmark
Greif Egypt LLC (75%)	Egypt
Greif France Holdings SAS	France
Greif Packaging France Investments SAS	France
Greif France SAS	France
Greif Germany GmbH	Germany
Greif Germany Holding GmbH	Germany
Greif Hellas AE	Greece
Greif Guatemala S.A.	Guatemala

Greif Hungary Kft	Hungary
Greif Ireland Packaging Ltd.	Ireland
Greif Italia SpA	Italy
Greif Jamaica Ltd.	Jamaica
Greif Kazakhstan LLP	Kazakhstan
Greif Kenya Ltd	Kenya
Van Leer Packaging Sdn Bhd	Malaysia
Greif Malaysia Sdn Bhd	Malaysia
Greif Packaging (East Coast) Sdn Bhd	Malaysia
Blagden Mayalsia Bhd.	Mayalsia
Servicios Corporativos Van Leer, S.A. de C.V.	Mexico
Van Leer Mexicana S.A. de C.V.	Mexico
Greif Packaging Morocco S.A. (60%)	Morocco
Van Leer Mocambique Limitada	Mozambique
Emballagefabrieken Verma BV	Netherlands
Gronystaal B.V.	Netherlands
Paauw Holdings BV	Netherlands
Van Leer Beheer I BV	Netherlands
Greif Investments B.V.	Netherlands

Name of Subsidiary	Incorporated or Organized Under Laws of
Greif Nederland BV	Netherlands
Greif Vastgoed BV	Netherlands
Greif Brazil Holding B.V.	Netherlands
Greif Finance BV	Netherlands
Greif International Holding BV	Netherlands
Greif New Zealand Ltd.	New Zealand
Greif Nigeria Plc. (51%)	Nigeria
Greif Philippines, Inc.	Philippines
Greif Poland Sp. Z.o.o.	Poland
Greif AquaPack Sp. Z.o.o.	Poland
Greif Portugal, Lda.	Portugal
Greif Angarsk, LLC	Russia
Greif Trade House LLC	Russia
Greif Kazan LLC	Russia
Greif Omsk LLC	Russia

Bipol Co. Ltd.	Russia
Bipol Sib Co. Ltd.	Russia
Greif Perm LLC	Russia
Greif Volga-Don LLC	Russia
Greif Vologda LLC	Russia
Greif Upakovka CJSC	Russia
Van Leer Ural (90%)	Russia
Greif Netherland B. V. Rep Office	Russia
Greif Saudi Arabia Ltd. (49%)	Saudi Arabia
Blagden Packaging Singapore Pte.Ltd.	Singapore
Greif Singapore Pte Ltd	Singapore
Neptune Plastics (Pty) Ltd	South Africa
Van Leer AP Plastics S.A. (Pty) Ltd.	South Africa
Metal Containers South Africa (Pty) Ltd	South Africa
Greif South Africa Pty Ltd	South Africa
Greif Spain Holdings, SL	Spain
Greif Packaging Spain SA	Spain
Greif Investments S.A.	Spain
Greif Packaging Spain Holdings SL	Spain
Greif Sweden AB	Sweden
Greif Sweden Holding AB	Sweden
Greif International CH	Switzerland
Greif Mimaysan Ambalaj Sanayi SA (75%)	Turkey
Greif Ukraine, LLC	Ukraine
Greif UK Holding Ltd.	United Kingdom
Metal Containers Ltd.	United Kingdom
Greif UK Ltd.	United Kingdom

Name of Subsidiary	Incorporated or Organized Under Laws of
Ecocontainer (UK) Ltd.	United Kingdom
Greif Uruguay SA	Uruguay
Greif Punto Fijo, C.A.	Venezuela
Greif Venezuela Holding, C.A.	Venezuela
Greif Venezuela, C.A.	Venezuela
Greif Vietnam Limited	Vietnam